Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific  Time on [—], 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Premier Commercial Bancorp
VOTE BY PHONE - 1-800-___-____
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Time on [—], 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A — Proposals — The Board of Directors recommends a vote "FOR" Proposals 1 and 2.
	For	Against	Abstain	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of March 8, 2018, by and between Heritage Financial Corporation and Premier Commercial Bancorp.	[ ]	[ ]	[ ]
2. A proposal of the Premier Commercial Bancorp board of directors to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger agreement.
				[ ]	[ ]	[ ]

3. Any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.

B — Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — PREMIER COMMERCIAL BANCORP

Notice of Special Meeting of Shareholders
SPECIAL MEETING OF SHAREHOLDERS
[—], 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints [—],[—] and [—], and each of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Premier Commercial Bancorp which the undersigned is entitled to vote at the special meeting of shareholders, to be held at [—] located at [—], Hillsboro, Oregon, on [—], [—], 2018, at [—] p.m., local time, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from Premier Commercial Bancorp prior to the execution of this proxy of the prospectus/proxy statement dated [•], 2018.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for proposals 1 and 2. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Should the above-signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Premier Commercial Bancorp at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD
 IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, dated and signed, on the other side)